UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

Current Report Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 29, 2020

Everest Re Group, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda
1-15731
98-0365432
(State or other jurisdiction (Commission (IRS Employer
of incorporation) File Number) Identification No.)
Seon Place – 4th Floor
141 Front Street
PO Box HM 845
Hamilton
HM 19
,
Bermuda
Not Applicable
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
441
-
295-0006

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant
under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of
1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 12(a) of the Exchange

Act.

☐

ITEM 2.02
DISCLOSURE OF RESULTS

OF OPERATIONS

AND FINANCIAL CONDITION

On October 29,

2020, the registrant

issued a news

release announcing

its third quarter

2020 results.

A copy of

that
news release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The news release

furnished herewith

contains information

regarding the

registrant’s operating

income (loss).

Operating income (loss) differs from

net income (loss) attributable to Everest

Re Group, the most directly comparable
generally accepted

accounting principle

financial measure,

by the

exclusion of

realized capital

gains (losses)

on
investments and net

foreign exchange income

(expense). Management believes

that presentation of

operating income
(loss) provides

useful information

to investors

because it

more accurately

measures and

predicts the

registrant’s
results of

operations by

removing the

variability arising

from both

the management

of the

registrant’s investment
portfolio and the fluctuations

of foreign currency exchange

rates. In addition, management, analysts

and investors use
operating income (loss) to evaluate the financial performance of the registrant and the insurance industry in general.

In accordance with general instruction B.2

of Form 8-K, the information in this

report, including exhibits, is furnished
pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the

Securities Exchange Act of
1934, or otherwise subject to the liability of that section.

ITEM 9.01
FINANCIAL STATEMENTS

AND EXHIBITS
(c) Exhibits
Exhibit No. Description
99.1 News Release of the registrant,
dated October 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVEREST RE GROUP,

LTD.
By:

/S/ KEITH SHOEMAKER
Keith Shoemaker
Senior Vice President and Comptroller

Dated:

October 29, 2020

EXHIBIT INDEX

Exhibit
Number Description of Document Page No.
99.1
News Release of registrant,
dated October 29, 2020